UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 4, 2006

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19879	11-3054851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Wilbur Street
Lynbrook, NY  11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Compensatory Arrangements of Certain Officers

On December 4, 2006, the Board of Directors of the Company authorized the termination of the yearly grant, in monthly installments, of $20,000 worth of stock options to its Chief Financial Officer, Larry Dobroff. The grant of said stock options to Mr. Dobroff was approved by the Board of Directors of the Company on December 7, 2004. Mr. Dobroff will continue to receive said stock options through December 2006. Effective January 1, 2007, Mr. Dobroff will receive $20,000 of cash compensation in addition to his yearly salary in lieu of the stock options.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Amendment to Bylaws

On December 4, 2006, the Company’s Bylaws were amended and restated to, among other things, (i) update certain procedural aspects of stockholder, board, and committee meetings, (ii) broaden officer positions and duties and (iii) expand the provisions pertaining to the indemnification of officers and directors to include an advance of defense expenses by the Company to indemnitees.

The Company will file its Amended and Restated Bylaws as an exhibit to its Annual Report on Form 10-KSB.

ITEM 5.05  AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Amendment to Code of Ethics

On December 4, 2006, the Company’s Code of Business Conduct and Ethics was amended and restated to, among other things, incorporate additional ethical guidelines, including, but not limited to, the following: (i) protection of corporate assets and confidential information, (ii) maintenance of the integrity of company records and accurate business reporting, (iii) prohibitions on kickbacks and improper arrangements with customers and suppliers, actions violating anti-trust and anti-competition laws, false reporting of business and financial information, manipulation or coercion of the Company’s registered public accounting firm, and (iv) employee safety, internet and email use.

The Company will file its Amended and Restated Code of Business Conduct and Ethics as an exhibit to its Annual Report on Form 10-KSB.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 8, 2006	BIOSPECIFICS TECHNOLOGIES CORP. —————————————————— (Registrant)
/s/ Thomas L. Wegman —————————————————— Thomas L. Wegman President